Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-266086) and Form S-8 (Nos. 333-264889, 333-261396, and 333-261395) of AeroClean Technologies, Inc. of our report dated October 1, 2022, except for the effects of the reverse stock split discussed in Note 11, as to which the date is November 9, 2022, relating to the financial statements of Molekule, Inc., which appears in AeroClean Technologies, Inc.’s Registration Statement on Form S-4 (No. 333-268872).

/s/ PricewaterhouseCoopers LLP

San Francisco, California

January 12, 2023